UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 28, 2007

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On September 28 and October 4, 2007, TXU Corp. (the “Company”), TXU Business Services Company, a wholly-owned subsidiary of the Company, and David P. Poole, the Company’s Executive Vice President and General Counsel, entered into amendments (the “Poole Amendments”) to that certain Employment Agreement, dated May 1, 2004, by and between TXU Business Services Company and Mr. Poole (“Poole Employment Agreement”).  As previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 25, 2007 (the “Proxy Statement”), the Poole Amendments relate primarily to matters involving the consummation of the Company’s proposed merger with Texas Energy Future Holdings Limited Partnership (the “Merger”).  In particular, the Poole Amendments provide, among other things:  (i) that a termination of employment by Mr. Poole for any reason during the thirty day period commencing on the sixth month anniversary of the consummation of the Merger shall be deemed a termination for “good reason” (as defined in the Poole Employment Agreement); (ii) that upon certain change of control events in which the shareholders of the Company receive solely cash (including the Merger), the value of Mr. Poole’s long-term incentive compensation awards will be based on the per share consideration received by the Company’s shareholders in such change of control event; (iii) for the payment to Mr. Poole of his 2005, 2006 and 2007 long-term incentive compensation awards on the later of the date of a change of control event (including the Merger) and January 2, 2008; and (iv) clarification that in the event Mr. Poole’s employment with the Company is terminated for “good reason” or without “cause” (as defined in the Poole Employment Agreement) following certain change of control events (including the Merger), the value of any of Mr. Poole’s then ungranted 2008 and 2009 long-term incentive compensation awards will be paid in cash in a single lump sum payment (based on 30,000 performance units for each of 2008 and 2009 multiplied by the price per share of Company common stock to be paid by the acquirer in the such change of control event) on the later of the date of such termination and January 2, 2008.

On September 28 and October 4, 2007, the Company and David Campbell, the Company’s Executive Vice President and Chief Financial Officer, entered into amendments (the “Campbell Amendments”) to that certain Employment Agreement, dated May 14, 2004, by and between the Company and Mr. Campbell (“Campbell Employment Agreement”).  As previously disclosed in the Proxy Statement, the Campbell Amendments relate primarily to matters involving the consummation of the Merger.  In particular, the Campbell Amendments provide, among other things:  (i) that a termination of employment by Mr. Campbell for any reason during the thirty day period commencing on the sixth month anniversary of the consummation of the Merger shall be deemed a termination for “good reason” (as defined in the Campbell Employment Agreement); (ii) that upon certain change of control events in which the shareholders of the Company receive solely cash (including the Merger), the value of Mr. Campbell’s long-term incentive compensation awards will be based on the per share consideration received by the Company’s shareholders in such change of control event; (iii) for the payment to Mr. Campbell of his 2005, 2006 and 2007 long-term incentive compensation awards on the later of the date of a change of control event (including the Merger) and January 2, 2008; and (iv) clarification that in the event Mr. Campbell’s employment with the Company is terminated for “good reason” or without “cause” (as defined in the Campbell Employment Agreement) that upon certain change of control events (including the Merger), the value of any of Mr. Campbell’s then ungranted 2008 and 2009 long-term incentive compensation awards will be paid in cash in a single lump sum payment (based on 40,000 performance units for each of 2008 and 2009 multiplied by the price per share of Company common stock to be paid by the acquirer in the such change of control event) on the later of the date such termination and January 2, 2008.

On October 1, 2007, the Company’s board of directors approved amendments to the TXU Deferred and Incentive Compensation Plan.  The amendments to such plan provide (i) that in the event of certain change of control events (including the Merger), the distributions to be made under such plan shall be determined by using the per share consideration price received by the Company’s shareholders in such change of control event and (ii) for the payment of distributions payable under such plans as a result of certain change of control events (including the Merger) on the later of the date of such change of control event and January 2, 2008.

On October 1, 2007, the Company’s board of directors approved amendments to the TXU Split Dollar Life Insurance Program to be effective upon certain change of control events (including the Merger).  In particular, the amendments provide for the freezing of benefits payable to participants in the plan (under the policies of life insurance issued on the life of each participant in the plan) at the benefit levels in effect on the date of certain change of control events (including the Merger).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXU CORP.
By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated:  October 4, 2007